UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2018

IMPAX LABORATORIES, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

(510) 240-6000

Registrant’s telephone number, including area code

Impax Laboratories, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 4, 2018, pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated as of October 17, 2017, by and among Impax Laboratories, Inc., a Delaware corporation (“Impax”), K2 Merger Sub Corporation, a Delaware corporation (“Merger Sub”), Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Amneal”), and Atlas Holdings, Inc., a Delaware corporation (“New Amneal”), as amended on November 21, 2017 and December 16, 2017, (i) Merger Sub has merged with and into Impax (the “Impax Merger”), with Impax surviving the Impax Merger as a direct wholly-owned subsidiary of New Amneal, (ii) each share of Impax’s common stock, par value $0.01 per share (“Impax Common Stock”), issued and outstanding immediately prior to the Impax Merger, other than Impax Common Stock held by Impax in treasury, by Amneal or by any of their respective subsidiaries, was converted into the right to receive one fully paid and nonassessable share of Class A common stock of New Amneal, par value $0.01 per share (“Class A Common Stock”), (iii) Impax was converted to a limited liability company pursuant to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (the “Impax Conversion”) and renamed Impax Laboratories, LLC (“Impax LLC”), (iv) New Amneal has contributed to Amneal all of New Amneal’s equity interests in Impax, in exchange for common units of Amneal (the “Contribution”), (v) New Amneal has issued an aggregate number of shares of Class B common stock of New Amneal, par value $0.01 per share (“Class B Common Stock”, and together with Class A Common Stock and Class B-1 common stock of New Amneal, par value $0.01 per share (“Class B-1 Common Stock”), “New Amneal Common Stock”) to Amneal Pharmaceuticals Holding Company, LLC (“Holdings”) (the “Issuance” and, together with the Impax Merger, the Impax Conversion and the Contribution, the “Transactions”), and (vi) New Amneal has become the managing member of Amneal. In connection with the consummation of the Transactions (the “Closing”), New Amneal changed its name from Atlas Holdings, Inc. to Amneal Pharmaceuticals, Inc.

Pursuant to the Impax Conversion, all of the obligations of Impax will continue as obligations of Impax LLC. As such, Impax LLC is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder. Impax LLC hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. Impax LLC is deemed to be the successor issuer to Impax for purposes of registration under Section 12(b) of the Exchange Act with respect to the Impax Common Stock.

This Current Report on Form 8-K should be read in conjunction with the Current Report on Form 8-K filed by New Amneal on May 7, 2018.

Item 1.01	Entry into a Material Definitive Agreement.

Amneal Credit Agreement

Amneal, and certain of Amneal’s subsidiaries from time to time party thereto including Impax LLC (such subsidiaries together with Amneal, the “Loan Parties”), have entered into that certain (i) Term Loan Credit Agreement, dated as of May 4, 2018 (the “Term Agreement”), among Amneal, as the borrower, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Term Agent”), and the lenders and other parties party thereto, including Impax LLC, pursuant to which the lenders have extended, on the terms and subject to the conditions set forth therein, a term loan facility to Amneal, as the borrower, in an initial aggregate principal amount of up to $2,700.0 million (the “Term Loan”), (ii) Revolving Credit Agreement, dated as of May 4, 2018 (“ABL Agreement” and together with the Term Agreement, the “Amneal Credit Agreements”), among Amneal, as the borrower, the other Loan Parties from time to time party thereto, JPM, as administrative agent and collateral agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Agent” and together with the Term Agent, the “Agent”) and the lenders and other parties party thereto, pursuant to which the lenders have extended, on the terms and subject to the conditions set forth therein, an asset based revolving credit facility (the “ABL Facility” and together with the Term Loan, the “Senior Secured Credit Facilities”) for loans and letters of credit to such Loan Parties in an initial aggregate principal amount of up to $500.0 million, (iii) Term Loan Guarantee and Collateral Agreement, dated as of May 4, 2018 (the “Term GCA”), among the Loan Parties from time to time party thereto and the Term Agent, pursuant to which the Loan Parties have guaranteed obligations under the Term Agreement and certain other documents as set forth therein and grant a security interest in their respective right, title and interest in and to the Collateral (as defined in the Term GCA), and (iv) Revolving Loan Guarantee and Collateral Agreement, dated as of May 4, 2018 (the “ABL GCA” and together with the Term GCA, the “GCAs” and the GCAs, together with the Amneal Credit Agreements, the “Loan Documents”), among the Loan Parties from time to time party thereto and the ABL Agent, pursuant to which the Loan Parties have guaranteed obligations under the ABL Agreement and certain other documents as set forth therein and grant a security interest in their respective right, title and interest in and to the Collateral (as defined in the ABL GCA). The net proceeds from the Term Loan were used to finance in part the Transactions, to pay off the certain existing indebtedness of Amneal and Impax, and to pay fees and expenses related to the foregoing. Up to $25 million of the ABL Facility is available for issuances of letters of credit. The Term Loan will mature on May 4, 2025 and the ABL Facility will mature on May 4, 2023.

Amortization, Interest Rate and Fees

The Term Loan amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the stated principal amount thereof, with the remaining balance due at final maturity.

Interest is payable on the Senior Secured Credit Facilities at a rate equal to the eurodollar (LIBOR) rate or the base rate, plus an applicable margin, in each case, subject to a eurodollar (LIBOR) rate floor of 0.00% or a base rate floor of 1.00%, as applicable

The applicable margin for the ABL Facility is initially 1.50% per annum for eurodollar (LIBOR) rate loans and 0.50% per annum for base rate loans. The applicable margin for the Term Loan is initially 3.50% per annum for eurodollar (LIBOR) loans and 2.50% per annum for base rate loans.

The applicable margin on borrowings under the revolving credit facility may be reduced or increased by 0.25% based on step-downs and step-ups determined by the average historical excess availability. The applicable margin on borrowings under the Term Loan may be reduced by 0.25% based on step-downs determined by the first lien net leverage ratio.

The Loan Parties are required to pay commitment fees to the ABL Facility lenders on the actual daily unused portion of the ABL Facility commitments at a rate of 0.375% per annum, subject to a step-down to 0.25% determined by the average historical excess availability.

Guarantees and Security

The Senior Secured Credit Facilities are guaranteed by each of Amneal’s current and future direct and direct wholly owned material U.S. subsidiaries, subject to certain exceptions set forth in the Amneal Credit Agreements.

The Term Loan is secured by a first priority security interest (subject to permitted liens and certain other exceptions) on the Loan Parties’ fixed assets, subject to certain exceptions set forth in the Term Agreement and related documentation. The Term Loan also has a second priority lien (second in priority to the liens securing the ABL Facility and subject to permitted liens and certain other exceptions) on the Loan Parties’ current assets, subject to certain exceptions set forth in the Term Agreement and related documentation. The ABL Facility is secured by a first priority security interest (subject to permitted liens and certain other exceptions) on the Loan Parties’ current assets, subject to certain exceptions set forth in the ABL Agreement and related documentation. The ABL Facility also has a second priority lien (second in priority to the liens securing the ABL Facility and subject to permitted liens and certain other exceptions), on the Loan Parties’ fixed assets, subject to certain exceptions set forth in the ABL Agreement and related documentation.

Prepayments

Amneal may voluntarily prepay all or any portion of outstanding amounts under the Senior Secured Credit Facilities at any time, in whole or in part, without premium or penalty, subject to (i) redeployment costs in the case of a prepayment of eurocurrency (LIBOR) loans other than on the last day of the relevant interest period and (ii) a 1.00% prepayment premium on any Term Loans prepaid in the first year after the closing date of the Senior Secured Credit Facilities in connection with a repricing transaction.

The Senior Secured Credit Facilities contain customary mandatory prepayment provisions, subject to certain exceptions and reinvestment rights.

Certain Covenants and Events of Default

The Senior Secured Credit Facilities contain certain negative covenants (subject to exceptions, materiality thresholds and baskets) that, among other things and subject to certain exceptions, restrict Amneal’s and its restricted subsidiaries’ ability to incur additional debt or guarantees, grant liens, make loans, acquisitions or other investments, dispose of assets (including sale and leaseback transactions), merge, dissolve, liquidate or consolidate, pay dividends or other payments on capital stock, make optional payments or modify certain debt instruments, modify certain organizational documents, enter into arrangements that restrict the ability to pay dividends or grant liens, or enter into or consummate transactions with affiliates.

The ABL Facility also includes a financial maintenance covenant whereby Amneal must maintain a minimum fixed charge coverage ratio of 1.0:1.0, tested only if availability under the ABL Facility (plus the amount by which the borrowing base at such time exceeds the commitments under the ABL Facility (subject to a cap of 2.5% of the ABL Facility commitments)) is less than either (a) the greater of (i) $25 million and (ii) 10% of the lesser of the commitments and the borrowing base under the ABL Facility, in either case for two consecutive business days, or (b) the greater of (i) $18.75 million and (ii) 7.5% of the lesser of the commitments and the borrowing base under the ABL Facility.

The Senior Secured Credit Facilities contain customary events of default (subject to customary grace periods and materiality thresholds). Upon the occurrence of certain events of default, the obligations under the Senior Secured Credit Facilities may be accelerated and the commitments may be terminated.

The foregoing summary of the Loan Documents does not purport to be complete and is qualified in its entirety by reference to the complete terms of (i) the Term Agreement, a copy of which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference, (ii) the ABL Agreement, a copy of which is attached hereto as Exhibit 10.2 hereto and incorporated herein by reference, (iii) the Term GCA, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference and (iv) the ABL GCA, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Second Supplemental Indenture

On May 4, 2018, in connection with the Closing, Impax LLC, New Amneal, and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) with respect to the Indenture dated as of June 30, 2015 (the “Indenture”), as amended by the First Supplemental Indenture dated as of November 6, 2017, governing the Impax 2.00% Convertible Senior Notes due 2022 (the “Notes”). The Second Supplemental Indenture (x) made New Amneal a party to the Indenture and (y) changed the right to convert each $1,000 principal amount of the Notes into a right to convert such principal amount of Notes into shares of Class A Common Stock, cash or a combination of cash and shares of Class A Common Stock, at Impax LLC’s election, in each case reflecting a conversion rate of 15.7853 shares of Class A Common Stock per $1,000 principal amount of Notes surrendered for conversion.

The foregoing description of the Indenture and the Second Supplemental Indenture is not complete and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Impax on June 30, 2015, the First Supplemental Indenture dated November 6, 2017, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Impax on November 7, 2017, and the Second Supplemental Indenture, which is filed herewith as Exhibit 4.1, each of which is incorporated by reference herein.

Termination of Convertible Note Hedge Transactions and Warrant Transactions

In connection with the offering of the Notes, Impax entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with respect to shares of Impax Common Stock with Royal Bank of Canada (the “Counterparty”). The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 9.47 million shares of Impax Common Stock at a strike price of $63.35 per share. Impax paid $147 million for the Convertible Note Hedge Transactions. Separately, and concurrently with entering into the Convertible Note Hedge Transactions, Impax also entered into warrant transactions (the “Warrant Transactions”) whereby Impax sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 9.47 million shares of Impax Common Stock at an initial strike price of $81.2770 per share. Impax received approximately $88.3 million for the Warrant Transactions.

In connection with the Convertible Note Hedge Transactions and the Warrant Transactions, on June 25, 2015 and June 26, 2015, Impax and the Counterparty entered into certain confirmation letters (collectively, the “Confirmations”). In connection with the Special Offer Repurchase Right, on May 7, 2018 Impax and the Counterparty entered into a termination agreement terminating in full the Convertible Note Hedge Transactions and the Warrant Transactions (the “Termination Agreement”), attached hereto as Exhibit 10.5. In connection with the termination of Convertible Note Hedge Transactions and the related unwinding of the existing hedge position of Counterparty with respect to such transactions, the Counterparty and/or its respective affiliates may sell shares of New Amneal Class A Common Stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to New Amneal Class A Common Stock. This activity could decrease (or reduce the size of any increase in) the market price of New Amneal Class A Common Stock at that time and it could decrease (or reduce the size of any increase in) the market value of the Notes. In connection with the Termination Agreement, we will not make or receive any payments or any deliveries of shares of New Amneal Class A Common Stock.

The foregoing summary description is qualified in its entirety by reference to each of the following Confirmations and Termination Agreement themselves, each of which is incorporated by reference herein: (i) the Confirmation regarding the base call option transaction, dated June 25, 2015, between Impax Laboratories, Inc. and Royal Bank of Canada, filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Impax on June 25, 2015, (ii) the Confirmation regarding the additional call option transaction, dated June 26, 2015, between Impax Laboratories, Inc. and Royal Bank of Canada, filed as Exhibit 10.4 to the Current Report on Form 8-K filed by Impax on June 25, 2015, (iii) the Confirmation regarding the base warrant transaction, dated June 25, 2015, between Impax Laboratories, Inc. and Royal Bank of Canada, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Impax on June 25, 2015, (iv) the Confirmation regarding the additional warrant transaction, dated June 26, 2015, between Impax Laboratories, Inc. and Royal Bank of Canada, filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Impax on June 25, 2015, and (v) the Termination Agreement, which is filed herewith as Exhibit 10.5.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Transactions, on May 4, 2018, Impax repaid in full all outstanding amounts under its Credit Agreement, dated as of August 4, 2015, as amended and restated as of August 3, 2016 and as amended on March 27, 2017, with a syndicate of banks and Royal Bank of Canada, as administrative agent (the “Credit Agreement”), and terminated the Credit Agreement and all commitments by the lenders to extend further credit thereunder.

The Credit Agreement is more fully described in Impax’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2015, August 3, 2016 and March 27, 2017, which descriptions are incorporated herein by reference. The descriptions of the Credit Agreement incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

Upon the Closing, Amneal became a direct subsidiary of New Amneal and Impax LLC became an indirect subsidiary of New Amneal. Immediately following the Closing and the PIPE Investment (as defined in the Registration Statement described below), (i) AH PPU Management, LLC was dissolved and each of AP Class D Member, LLC and AP Class E Member, LLC assigned and transferred to Amneal Holdings, LLC all membership units of Amneal (“Common Units”) held by them such that Amneal Holdings, LLC holds 100% of the Class B Common Stock, which, together with the Common Units held by Amneal Holdings, LLC, represents approximately 60% of the voting power and no economic interest in New Amneal, (ii) Impax’s stockholders immediately prior to the Closing hold approximately 25% of the voting power and 62.5% of the economic interest in New Amneal and (iii) select institutional investors, including TPG Improv Holdings, L.P. (“TPG”) and Fidelity Management & Research Company (“Fidelity”), and funds affiliated with TPG and Fidelity, hold approximately 15% of the voting power and 37.5% of the economic interest in New Amneal (assuming the conversion of all shares of Class B-1 Common Stock of New Amneal into shares of Class A Common Stock).

The issuance of Class A Common Stock in connection with the Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-221707) (as amended, the “Registration Statement”) filed by New Amneal with the SEC and declared effective on February 9, 2018. The definitive proxy statement of Impax, dated February 12, 2018, that forms a part of the Registration Statement (the “Proxy Statement”) contains additional information about the Transactions and the other transactions contemplated by the Business Combination Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Amneal and Impax in the Transactions.

The Class A Common Stock was approved for listing on the New York Stock Exchange and will trade under the symbol “AMRX.”

The foregoing description of the Business Combination Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2018, Impax notified the NASDAQ Global Select Market (the “NASDAQ”) that, effective upon the Closing, each outstanding share of Impax Common Stock was converted into the right to receive one fully paid and nonassessable share of Class A Common Stock in accordance with the terms of the Business Combination Agreement. On May 4, 2018, the NASDAQ filed a notification on Form 25 with the SEC with respect to the Impax Common Stock to request removal of Impax Common Stock from listing on the NASDAQ and from registration under Section 12(b) of the Exchange Act. Impax intends to file as promptly as practicable with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of Impax Common Stock under Section 12(g) of the Exchange Act and the suspension of Impax’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Closing, on May 4, 2018, each share of Impax Common Stock was cancelled and automatically converted into the right to receive one fully paid and nonassessable share of Class A Common Stock in accordance with the terms of the Business Combination Agreement.

In connection with the Closing, on May 4, 2018, each outstanding stock option issued under Impax’s 2002 Equity Incentive Plan or as inducement grants (each an “Impax Option”) outstanding immediately prior to the Closing became fully vested and exchanged into for an option to acquire a number of shares of Class A Common Stock equal to the number of shares of Impax Common Stock subject to such Impax Option immediately prior to the Closing at a price per share equal to the exercise price per share of Impax Common Stock otherwise purchasable pursuant to such Impax Option.

In connection with the Closing, on May 4, 2018, each share of Impax Common Stock issued with respect to restricted stock awards issued under Impax’s 2002 Equity Incentive Plan (each an “Impax Restricted Share”) that was outstanding immediately prior to the Closing became fully vested and was exchanged for one share of Class A Common Stock.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Certain Directors/Officers of Impax

In accordance with the Business Combination Agreement, on May 4, 2018, immediately prior to and effective upon the Closing, the following individuals resigned from Impax’s board of directors and any respective committees of Impax’s board of directors to which they belonged, which resignations were not the result of any disagreements with Impax relating to Impax’s operations, policies or practices: Leslie Z. Benet, Paul M. Bisaro, J. Kevin Buchi, Robert L. Burr, Allen Chao, Mary K. Pendergast, Peter R. Terreri and Janet S. Vergis.

Also on May 4, 2018, immediately prior to and effective upon the Closing, (i) Paul M. Bisaro, Impax’s President and Chief Executive Officer, resigned from his position as an officer of Impax, (ii) Mark A. Schlossberg, Impax’s Senior Vice President, General Counsel and Corporate Secretary, resigned from his position as an officer of Impax, (iii) Douglas S. Boothe, the President of Impax Generics, resigned from his position as an officer of Impax, and (iv) Michael J. Nestor, the President of Impax, Specialty Pharma, resigned from his position as an officer of Impax.

In addition, on May 4, 2018, effective upon the Closing, each of (i) Mark A. Schlossberg, (ii) Douglas S. Boothe and (iii) Michael J. Nestor separated from their respective positions at Impax. Each of these separations constituted a termination of employment by Impax without cause following a change of control for purposes of the executives’ respective employment agreements (and, solely with respect to Mr. Nestor, for purposes of his separation agreement with Impax, which was filed as an exhibit to the Current Report on Form 8-K filed by Impax on January 9, 2018).

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Effective upon the effective time of the Impax Merger (the “Impax Merger Effective Time”), (i) the certificate of incorporation of Impax that was in effect immediately prior to the Impax Merger Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1 and (ii) the bylaws of Impax that were in effect immediately prior to the Impax Merger Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2. In connection with the Impax Conversion, on May 4, 2018, Impax filed with the Secretary of State of State of Delaware a Certificate of Conversion and a Certificate of Formation, adopted a Limited Liability Company Agreement as contemplated by the Business Combination Agreement and changed its name from “Impax Laboratories, Inc.” to “Impax Laboratories, LLC”. A copy of the Limited Liability Company Agreement of Impax LLC is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of October 17, 2017, by and among Amneal Pharmaceuticals LLC, Impax Laboratories Inc., Atlas Holdings, Inc. and K2 Merger Sub Corporation (attached as Annex A to the combined proxy statement/prospectus which forms part of the Registration Statement)** ±, as amended by Amendment No. 1, dated as of November 21, 2017 (attached as Annex I to the combined proxy statement/prospectus which forms part of the Registration Statement)** and Amendment No. 2, dated as of December 16, 2017 (attached as Annex K to the combined proxy statement/prospectus which forms part of the Registration Statement)**.

3.1	Form of Amended and Restated Certificate of Incorporation of Impax Laboratories, Inc.

3.2	Form of Amended and Restated Bylaws of Impax Laboratories, Inc.

3.3	Limited Liability Company Agreement of Impax Laboratories, LLC.

4.1	Second Supplemental Indenture.

10.1	Term Loan Credit Agreement, dated as of May 4, 2018, by and among Amneal Pharmaceuticals LLC, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and other parties party thereto.

10.2	Revolving Credit Agreement, dated as of May 4, 2018, by and among Amneal Pharmaceuticals LLC, as the borrower, the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders and other parties party thereto.

10.3	Term Loan Guarantee and Collateral Agreement, dated as of May 4, 2018, by and among the loan parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.4	Revolving Loan Guarantee and Collateral Agreement, dated as of May 4, 2018, by and among the loan parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.5	Termination Agreement, dated as of May 7, 2018 , between Impax Laboratories, LLC (f/k/a Impax Laboratories, Inc.) and Royal Bank of Canada.

**	Previously filed
±	Pursuant to Item 601(b)(2) of Regulation S-K, Impax LLC agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Business Combination Agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 7, 2018

Impax Laboratories, LLC

By:	/s/ Bryan M. Reasons
Name:	Bryan M. Reasons
Title:	Chief Financial Officer